                  AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                  ------------------------------------------


     This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the 1st day of May, 2015, by and among FIRST METLIFE INVESTORS INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Fund"), MORGAN STANLEY DISTRIBUTION, INC. (the "Underwriter") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the "Adviser").

     WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement, dated as of November 1, 2005, as such agreement may be amended from time to time (the "Agreement"); and

     WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to update the Portfolios available under the Agreement.

     NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter and the Adviser agree to amend the Agreement as follows:

     1. Schedule B of the Agreement is deleted and replaced in its entirety with the attached Schedule B.

     2. Except as provided herein, the Agreement shall remain in full force and effect. This Amendment and the Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

     3.    This Amendment shall be effective as of the date written above.

     4. This Amendment may be executed in two or more counterparts, each of which will be an original and all of which, taken together, shall be deemed one and the same document.


                           [signature page follows]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.


FIRST METLIFE INVESTORS INSURANCE COMPANY


By:   /s/ Gregory E. Illson
     ---------------------------
      Name: Gregory E. Illson
      Title: Vice President


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By:   /s/ John H. Gernon
     ---------------------------
      Name: John H. Gernon
      Title: President & Principal Executive Officer


MORGAN STANLEY INVESTMENT MANAGEMENT INC.


By:   /s/ Michael Fitzgerald
     ---------------------------
      Name: Michael Fitzgerald
      Title: Managing Director


MORGAN STANLEY DISTRIBUTION, INC.


By:   /s/ Michael Fitzgerald
     ---------------------------
      Name: Michael Fitzgerald
      Title: Managing Director

                                  SCHEDULE B

             PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                        AVAILABLE UNDER THIS AGREEMENT
                        ------------------------------


                                CLASS II SHARES
              Global Infrastructure Portfolio -- Class II Shares